                                                                    EXHIBIT 99.3

               ADDITIONAL INFORMATION RELATING TO THE PROVINCE(1)

INFORMATION RELATING TO PROVINCIAL DEBT                         PAGE
---------------------------------------                       --------
Debt of the Province........................................      2-14

Consolidated Funded and Unfunded Debt of the Public
  Sector....................................................        15

Canadian Foreign Exchange Rate and International Reserves...        16

Recent General Election and Upcoming Budget Update..........        17

------------

(1) Any dollar amounts in Exhibit 99.3 are expressed in Canadian dollars ($) unless otherwise specified or the context otherwise requires.

                              DEBT OF THE PROVINCE

DIRECT AND GUARANTEED DEBT

    The direct debt of the Province includes debt for government purposes, as well as funds borrowed by the Province and loaned to its provincial government bodies. Direct borrowing by the Province for lending to provincial government bodies commenced in 1983.

    With few exceptions, government bodies rely on the Province for fiscal agency loans to meet their borrowing requirements. The terms and conditions that apply to fiscal agency borrowings respecting payment of interest, principal and premium, if any, generally match those in the Province's original borrowings.

    Direct debt includes both funded and unfunded debt. Funded debt is defined as all debt having a maturity of one year or more from date of issuance; unfunded debt has a maturity within one year from date of issuance.

    The final component of provincial debt relates to financial instruments that have been unconditionally guaranteed by the Province. Most of this debt was incurred by provincial government bodies prior to the introduction of fiscal agency borrowing in 1983. It also includes financial instruments issued by selected municipalities, improvement districts and local government entities, as well as all loan guarantees extended by the Province, including those extended to private entities and individuals.

    The Warehouse Borrowing Program takes advantage of low interest rates to borrow money in advance of actual requirements. The debt will eventually be allocated to either the provincial government or provincial government bodies.

    Non-guaranteed debt includes debt of the British Columbia Liquor Distribution Branch, British Columbia Transit, British Columbia Railway Company, British Columbia Securities Commission, Canadian Blood Services, (Province's share), Columbia Basin Trust, Columbia River Power Projects (joint ventures of Columbia Basin Trust and Columbia Power Corporation), Homeowner Protection Office, Land and Water British Columbia Inc., Legal Services Society, Oil & Gas Commission, and Provincial Rental Housing Corporation and School districts, Universities, Colleges, Institutes and Health Authorities (SUCH). At March 31, 2005, $798 million of this debt is classified as taxpayer supported and $263 million is classified as self-supporting.

    Financial statements for 2004/05 show that the Province's total net debt (excluding non-guaranteed debt of $1,061 million) decreased by $2,046 million, debt for government purposes decreased by $1,081 million, and debt for provincial government bodies decreased by $965 million.

                             DIRECT FUNDED DEBT(1)
                              AS AT MARCH 31, 2005

                                                                2003       2004       2005
                                                              --------   --------   --------
                                                                  (millions of dollars)
GOVERNMENT PURPOSES(2)
Payable in:
  Canadian Dollars..........................................  $24,530    $24,267    $23,418(3)
  United States Dollars.....................................    3,892      4,362      3,825(4)
                                                              -------    -------    -------
                                                               28,422     28,629     27,243

GOVERNMENT CORPORATION PURPOSES
Canadian Dollars............................................    8,507      8,630      8,282(5)
United States Dollars.......................................    2,012      2,143      1,886(6)
                                                              -------    -------    -------
                                                               10,519     10,773     10,168

WAREHOUSE BORROWING PROGRAM PURPOSES
Canadian Dollars............................................    --         --         --
United States Dollars.......................................    --         --         --
                                                              -------    -------    -------
                                                                --         --         --

Add/(Less) -- Unrealized Foreign Exchange Gains/(Losses)....      (21)        84        279
                                                              -------    -------    -------
                                                               38,920     39,486     37,690
Less -- Unamortized Discount................................      119        111        111
                                                              -------    -------    -------
                                                               38,801     39,375     37,579
Less -- Sinking Funds(2)....................................    4,409      4,022      3,816
                                                              -------    -------    -------
                                                               34,392     35,353     33,763
Less -- Amounts Held in Consolidated Revenue Fund...........        9         11          8
                                                              -------    -------    -------
Net Direct Funded Debt......................................   34,383     35,342     33,755
                                                              =======    =======    =======

Less -- Warehouse Borrowing Program Investments Available to
  Paydown Warehouse Borrowing Program Debt..................    --         --         --
                                                              -------    -------    -------
Direct Funded Debt (net of warehouse assets)................  $34,383    $35,342    $33,755
                                                              =======    =======    =======

------------

(1) Unhedged foreign currency liabilities are recorded in the currency in which the debt obligations are payable, translated into Canadian dollar equivalents at the exchange rate prevailing at the end of the respective fiscal years.

(2) In compliance with generally accepted accounting principles (GAAP), defeased debt is added to debt for governement purposes and the related defeased trust funds are added to sinking fund investments. Figures for earlier years have been restated to conform with the presentation used in 2004/2005.

(3) Canadian dollar obligations include notes payable in Japanese yen totalling 22 billion yen which have been fully hedged to $263 million Canadian through currency exchange agreements, Swiss franc notes totalling 400 million Swiss Francs which have been fully hedged to $418 million Canadian through currency exchange agreements, and Euro notes totalling 805 million Euros which have been fully hedged to $1,394 million Canadian through currency exchange agreements.

(4) Includes U.S. dollar notes totalling $1,777 million which have been fully hedged to $2,728 million Canadian through currency exchange agreements, U.S. dollar notes totalling $800 million which have been fully hedged to 97 billion yen which have been translated at the exchange rate prevailing at the end of the fiscal year.

(5) Canadian dollar obligations include notes payable in Euro notes totalling 112 million Euros which have been fully hedged to $187 million Canadian through currency exchange agreements.

(6) Includes U.S. dollar notes totalling $473 million which have been fully hedged to $676 million Canadian through currency exchange agreements and unhedged U.S. dollar notes totalling $1,000 million which have been translated at the exchange rate prevailing at the end of the fiscal year.

        CONSOLIDATION OF DIRECT AND GUARANTEED FUNDED AND UNFUNDED DEBT
                              AS AT MARCH 31, 2005

                                                                         SINKING FUND
                                                           OUTSTANDING   INVESTMENTS    OUTSTANDING
                                                           -----------   ------------   -----------
                                                             (Gross)                       (Net)
                                                                        (in millions)
DIRECT DEBT
Government Purposes(1)...................................    $27,771        $2,915        $24,856
Government Corporation Purposes(2).......................     11,162         1,551          9,611
Warehouse Program Purposes...............................     --            --             --
                                                             -------        ------        -------
                                                              38,933         4,466         34,467
Add -- Unrealized Foreign Exchange Gains.................        279        --                279
Less -- Unamortized Discounts............................        117        --                117
Less -- Amounts held in the Consolidate Revenue Fund.....          8        --                  8
                                                             -------        ------        -------
Total Direct Debt........................................     39,087         4,466         34,621
                                                             =======        ======        =======

GUARANTEED DEBT
Government Corporations..................................         60            50             10
Municipalities, Improvement Districts and Other local
  government.............................................          2             1              1
Other....................................................        133        --                133
                                                             -------        ------        -------
Total Guaranteed Debt....................................        195            51            144

Less -- Guaranteed Debt held in the General Fund and
        Special Funds....................................     --            --             --
    -- Provision for Probable Payout.....................         16        --                 16
                                                             -------        ------        -------
                                                                 179            51            128
                                                             -------        ------        -------

Non-Guaranteed Debt......................................      1,073        --              1,073
Less -- Unamortized Discounts............................         12                           12
                                                             -------        ------        -------
Total Non-Guaranteed Debt................................      1,061        --              1,061
                                                             -------        ------        -------
Total Direct, Guaranteed Funded and Unfunded, and
  Non-Guaranteed Debt of the Province, Net of Provincial
  Holdings of such Debt in the General Fund and Special
  Funds..................................................     40,327         4,517         35,810
                                                             =======        ======        =======
Less -- Warehouse Borrowing Program Investments Available
        to Paydown Warehouse Borrowing Program Debt......     --            --             --
                                                             -------        ------        -------

Total Direct, Guaranteed Funded and Unfunded Debt, and
  Non-Guaranteed Debt of the Province (Net of Warehouse
  investments)...........................................    $40,327        $4,517        $35,810
                                                             =======        ======        =======

------------

(1) In compliance with generally accepted accounting principles (GAAP), defeased debt is added to government purposes debt and the related defeased trust funds are added to sinking fund investments.

(2) Represents direct borrowing by the Province for relending to government corporations on identical terms.

Note: Debt payable in foreign currencies is recorded at the relevant March 31, 2005 exchange rates after giving effect to any currency exchange agreements.

     Direct unfunded debt of the Province (Promissory Notes) totalled
     $866 million as at March 31, 2005 (maturity value less unamortized discount and sinking funds). This debt component comprised of $571 million in fiscal agency loans to government corporations and $295 million in loans for government purposes. Further, the direct unfunded debt was comprised of Cdn $592 million and US $115 million (Cdn $274 million) dollars.

FINANCING

    The financing requirements of the Province are met through short, medium and long term borrowing in public and private markets in Canada and abroad, including from the federal Canada Pension Plan (the "Plan"). Under the Plan, the monthly contributions made by residents of British Columbia, net of current Plan disbursements, are available for borrowing by the Province and other provincial government bodies. At March 31, 2005, gross provincial direct and guaranteed funded debt owing to the Plan's Investment Fund totalled $3.8 billion.

    The debentures issued to the Plan's Investment Fund have a 5 to 30-year maturity, are not negotiable, transferable or assignable. These debentures are also redeemable in whole or in part before maturity, on 30 days' prior notice, at the option of the Province.

    During the 2004/05 fiscal year, $234 million dollars in Canadian Pension Plan debentures were issued.

SINKING FUND MANAGEMENT

    On June 1, 1999, the Provincial government revised its sinking fund policy and discontinued sinking fund contributions on existing and new debt issued for government operating and capital financing purposes. Under the revised policy, the Province does not establish sinking funds on new debt but continues to manage sinking fund contributions made prior to June 1, 1999 (and the earnings attributable to those contributions) for the purpose of repayment of the applicable debt issues.

    This revised policy does not apply to sinking funds relating to new or existing debt of the Province incurred to make loans to provincial government bodies. Consequently, Provincial government bodies who have received or are to receive fiscal agency loans from the Province with a term of five years or more will continue to be expected to make sinking fund contributions for the purpose of repayment of some or all the corresponding Provincial debt issues.

    Given that the province borrowed money to make sinking fund payments, the policy change did not impact the amount of net debt outstanding. The Province continues to follow one of the most conservative sinking fund policies among provinces for its provincial government bodies.

    At March 31, 2005, the Province had $4.5 billion in sinking fund investments related to direct and guaranteed funded debt, including those held in trust on behalf of provincial government bodies. Assuming an earnings rate of 5% on existing sinking fund investments and without contributing additional sinking fund installments, the Province's funded debt at maturity will be 15% funded by available sinking funds (see following table) and would be 22% funded based on assumed earnings of 5% on existing sinking fund balances and future sinking fund installments.

                    MATURITY SCHEDULE OF DIRECT FUNDED DEBT
                              AS AT MARCH 31, 2005
                                  (UNAUDITED)

                                         CANADIAN DOLLARS                           U.S. DOLLARS(1)
                             ----------------------------------------   ----------------------------------------
                                           PROJECTED                                  PROJECTED
                             GROSS DEBT     SINKING       NET DEBT      GROSS DEBT     SINKING       NET DEBT
    FISCAL YEAR              MATURITIES   FUND VALUES   MATURITIES(2)   MATURITIES   FUND VALUES   MATURITIES(2)
    -----------              ----------   -----------   -------------   ----------   -----------   -------------
                                      (millions of dollars)                      (millions of dollars)
    2006...................    $ 2,811       $  384        $ 2,427        $--           -$-            $--
    2007...................      2,176          381          1,795           750        --                750
    2008...................      1,409          206          1,203           900           71             829
    2009...................      2,281          299          1,982           750        --                750
    2010...................      2,513          324          2,189           250            1             249
                               -------       ------        -------        ------         ----          ------
                                11,190        1,594          9,596         2,650           72           2,578

    2011 - 15..............      8,920        1,982          6,938           600           33             567
    2016 - 20..............      1,078           30          1,048         --           --             --
    2021 - 25..............      4,877          928          3,949         --           --             --
    2026 - 30..............      3,070          306          2,764           500          158             342
    2031 - 35..............      1,400          182          1,218         --           --             --
    2036 - 40..............        915           70            845           300           57             243
    2041 - 45..............        250            8            242         --           --             --
                               -------       ------        -------        ------         ----          ------
                               $31,700       $5,100        $26,600        $4,050         $320          $3,730
                               =======       ======        =======        ======         ====          ======

------------

(1) Debt payable in U.S. dollars is not translated into Canadian dollars. Debt payable in other foreign currencies is recorded after giving effect to any currency exchange agreements.

(2) Net debt maturities represent gross debt maturities minus projected sinking fund values at maturity, based on earnings of 5% on existing sinking fund balances as of March 31, 2005. The calculations exclude sinking fund installments which are scheduled to be made in the future and unamortized discount.

                  MATURITY SCHEDULE OF GUARANTEED FUNDED DEBT
                              AS AT MARCH 31, 2005
                                  (UNAUDITED)

                                         CANADIAN DOLLARS                           U.S. DOLLARS(1)
                             ----------------------------------------   ----------------------------------------
                                           PROJECTED                                  PROJECTED
                             GROSS DEBT     SINKING       NET DEBT      GROSS DEBT     SINKING       NET DEBT
    FISCAL YEAR              MATURITIES   FUND VALUES   MATURITIES(2)   MATURITIES   FUND VALUES   MATURITIES(2)
    -----------              ----------   -----------   -------------   ----------   -----------   -------------
                                      (millions of dollars)                      (millions of dollars)
    2006...................     $ 51          $ 50           $  1         -$-           -$-           --$
    2007...................    --            --            --             --            --            --
    2008...................        1             1         --             --            --            --
    2009...................    --            --            --             --            --            --
    2010...................    --            --            --             --            --            --
                                ----          ----           ----          ----          ----           ----
                                  52            51              1         --            --            --

    2011 - 2015............    --            --            --             --            --            --
    2016 - 2020............    --            --            --             --            --            --
    2021 - 2025............       10         --                10         --            --            --
    2026 - 2030............    --            --            --             --            --            --
    Other(3)...............      133         --               133         --            --            --
                                ----          ----           ----          ----          ----           ----
                                $195          $ 51           $144         -$-           -$-           --$
                                ====          ====           ====          ====          ====           ====

------------

(1) Debt payable in U.S. dollars was called during the 98/99 fiscal year.

(2) Net debt maturities represent gross debt maturites minus projected sinking fund values at maturity, based on earnings of 5% on sinking fund balances as of March 31, 2005. There is no provision made for future sinking fund installments or unamortized discount.

(3) Includes Province miscellaneous guarantees.

                  STATEMENT OF DIRECT FUNDED AND UNFUNDED DEBT
                               AT MARCH 31, 2005

                                                                                       OUTSTANDING
                                                      YEAR OF     INTEREST              MARCH 31,
SERIES                           DATE OF MATURITY      ISSUE        RATE                   2005       REFERENCES
------                          ------------------   ---------   ----------            ------------   ----------
                                                                 (percent)             ($ millions)
Long-Term and
  Medium-Term Debt
Issued by
  Province of British
  Columbia:

BCCMTN-45....................   June 9, 2005         1995        9.50                     $     50    (2)
BCCD-U.......................   August 23, 2005      1995        8.00                          650    (2)
BCCMTN-55....................   August 23, 2005      1995/00     8.00                          100    (2)
BCCMTN-87....................   August 23, 2005      1999        6.15                           75    (2)
BCEC-12......................   September 21, 2005   1993        7.25                          400    (1)(7)
BCEC-16......................   September 21, 2005   2001        5.25                          200    (1)(7)
BCSBR-G......................   October 15, 2005     1998        2.25                           96    (1)(5)(9)
BCEC-17......................   December 1, 2005     2001/02     4.25                          600    (1)(7)
BCMTN-93.....................   December 1, 2005     2003        Floating                      150    (4)
BCCMTN-49....................   February 24, 2006    1995        9.00                           50    (2)
BCSBR-H......................   October 15, 2006     1999        2.25                           17    (1)(5)(9)
BCCG-2.......................   December 1, 2006     1999/01     5.25                        1,250    (1)(7)
BCCMTN-92....................   June 12, 2007        2002        Floating                      150    (4)
BCSBR-I......................   October 15, 2007     2000        2.25                           22    (1)(5)(9)
PRW..........................   December 10, 2007    1987        10.14                           1    (2)(17)
BCCMTN-91....................   January 9, 2008      2001        5.25                          110    (2)
BCEC-18......................   March 20, 2008       2002        5.30                          300    (1)(7)
PRP-1........................   March 31, 2008       1996        8.18                           16    (2)(16)
BCCD-V.......................   June 9, 2008         1997        6.00                        1,700    (2)
BCCD-6.......................   December 18, 2008    2003        4.30                          280    (2)
BCJC-2.......................   January 15, 2009     1984        8.75                           25    (1)(7)
BCCG-3.......................   June 1, 2009         2002        5.70                          750    (2)(7)
BCCD-Y.......................   December 1, 2009     1999/01     6.25                          750    (2)
BCCD-AA......................   August 23, 2010      2000        6.375                       1,400    (2)
BCCD-D.......................   February 21, 2011    1991        10.75                         250    (2)
BCCD-K.......................   January 9, 2012      1992        9.50                        1,150    (2)
BCCMTN-85....................   January 9, 2012      1999/00     9.50                          400    (2)
BCCD-AB......................   January 9, 2012      2001/02     5.75                        1,000    (2)
BCEC-19......................   April 24, 2013       2003        5.50                          350    (1)(7)
BCCD-N.......................   August 23, 2013      1993        8.50                        1,100    (2)
BCCMTN-44....................   August 23, 2013      1995        9.60                           60    (2)
BCCMTN-50....................   August 23, 2013      1995        9.25                           65    (2)
BCCMTN-53....................   August 23, 2013      1995        8.50                          360    (2)
BCCMTN-80....................   August 23, 2013      1999        5.75                          100    (2)
BCCD-Q.......................   June 9, 2014         1994        7.50                          400    (2)
BCCMTN-33....................   June 9, 2014         1994        9.625                          25    (2)
BCCMTN-34....................   June 9, 2014         1994        9.625                          50    (2)
BCCMTN-38....................   June 9, 2014         1994        9.60                           90    (2)
BCCD-9.......................   June 18, 2014        2004        5.30                          500    (2)
BCCMTN-27....................   June 20, 2014        1994        8.50                           50    (2)
BCCD-4.......................   October 20, 2015     2003        4.20                           50    (13)
BCCD-5.......................   October 31, 2015     2003        4.30                          100    (14)

                                                                                       OUTSTANDING
                                                      YEAR OF     INTEREST              MARCH 31,
SERIES                           DATE OF MATURITY      ISSUE        RATE                   2005       REFERENCES
------                          ------------------   ---------   ----------            ------------   ----------
                                                                 (percent)             ($ millions)
BCCD-3.......................   December 18, 2015    2003        5.15                          150    (2)
BCCMTN-25....................   October 3, 2016      1994        9.125                          45    (2)
BCCD-2.......................   June 1, 2018         2003        5.60                          200    (2)
BCCMTN-26....................   June 17, 2019        1994        9.00                           50    (2)
BCCD-8.......................   June 17, 2019        2004        5.30                          225    (2)
BCCD-C.......................   September 5, 2020    1990        10.60                         600    (2)
BCCMTN-46....................   September 5, 2020    1995        10.60                          20    (2)
BCCD-G.......................   May 15, 2021         1996        9.95                          296    (2)
BCCMTN-76....................   February 23, 2022    1999        6.00                           25    (2)
BCCD-L.......................   June 9, 2022         1992        9.50                          450    (2)
BCCD-M.......................   August 19, 2022      1992        8.75                          300    (2)
BCCMTN-77....................   February 23, 2023    1999        6.00                           25    (2)
BCCD-P.......................   September 8, 2023    1993        8.00                          400    (2)
BCCMTN-60....................   September 8, 2023    1995        8.00                           35    (2)
BCCMTN-79....................   September 8, 2023    1999        6.40                           50    (2)
BCEC-13......................   November 30, 2023    1993        7.875                         350    (1)(7)
BCCMTN-78....................   February 23, 2024    1999        6.00                          100    (1)
BCCD-T.......................   August 23, 2024      1994        9.00                          400    (2)
BCCMTN-40....................   August 23, 2024      1995        9.00                           35    (2)
BCCMTN-52....................   August 23, 2024      1995        9.00                          200    (2)
BCCMTN-56....................   August 23, 2024      1995        8.50                           30    (2)
BCCMTN-62....................   August 23, 2024      1996        7.875                         200    (2)
BCCMTN-82....................   August 23, 2024      1999        7.00                           55    (2)
BCCMTN-63....................   June 9, 2024         1996        8.00                          110    (2)
BCCMTN-64....................   December 4, 2026     1996        7.00                           40    (2)(10)
BCCMTN-74....................   December 4, 2026     1999        7.00                           60    (2)(10)
BCCMTN-65....................   June 9, 2027         1997        7.50                           50    (2)
BCCD-W.......................   November 19, 2027    1997        6.15                          500    (2)
BCCMTN-70....................   August 17, 2028      1998        5.45                          200    (2)(8)
BCCD-X.......................   June 18, 2029        1998/99     5.70                        2,285    (2)
BCCMTN-83....................   June 18, 2029        1999        5.86                          250    (2)(15)
BCCD-Z.......................   June 18, 2031        2000/01     6.35                        1,400    (2)
BCCD-7.......................   June 18, 2035        2004        5.15                          500    (2)
BCCMTN-69....................   January 9, 2039      1998        5.75                          150    (2)
BCCMTN-73....................   January 9, 2039      1998        6.00                           65    (2)
BCCMTN-84....................   August 23, 2039      1999        6.30                          200    (2)
BCCD-1.......................   June 18, 2043        2003        5.25                          150    (2)
BCCD-10......................   August 23, 2044      2004        5.75                          100    (2)
Canada Pension Plan issues........................   1983-2004   5.28-14.06                  3,768    (2)(6)
Redemption premium re MTN-74/MTN64................   1982                                       25
Other......................................................................                    103    (11)
Short-term Promissory Notes................................................                    824
                                                                                          --------
Total Issues in Canadian Dollars...........................................               $ 30,263

                                                                                       OUTSTANDING
                                                      YEAR OF     INTEREST              MARCH 31,
SERIES                           DATE OF MATURITY      ISSUE        RATE                   2005       REFERENCES
------                          ------------------   ---------   ----------            ------------   ----------
                                                                 (percent)             ($ millions)
BCUSG-2......................   October 3, 2006      2001        4.625                         750    (2)(7)
BCEUS-4......................   June 11, 2007        1997        7.125                         460    (1)(7)(17)
BCUSD-4......................   June 20, 2007        2002        Floating                      150    (4)(7)
BCEUS-6......................   December 20, 2007    2002        5.250                         250    (1)(7)
BCUSG-1......................   October 29, 2008     1998/01     5.375                         750    (2)(7)
BCEUS-7......................   June 25, 2009        2002        5.00                          250    (1)(7)
BCUSG-3......................   May 30, 2013         2003        4.30                          500    (2)(7)
BCEMTN-22....................   October 28,2013      1998        Floating                      100    (4)
BCUSD-2......................   January 15, 2026     1996        6.50                          500    (2)(7)
BCUSD-3......................   September 1, 2036    1996        7.25                          300    (2)(7)
Short-term Promissory Notes................................................                    465
                                                                                          --------
Total Issues in U.S. Dollars*..............................................       US      $  4,515
Exchange Premium (Including Hedge).........................................                  1,893
                                                                                          --------
U.S. Issues at Cdn. Dollar Equivalent......................................        C      $  6,408
                                                                                          --------

BCEMTN-16....................   June 19, 2007        1997        3.50                        5,000    (1)(12)
BCEMTN-23....................   March 1, 2010        2000        1.855                       7,000    (1)
BCEMTN-21....................   September 16, 2010   1998        2.07                       10,000    (1)(12)
                                                                                          --------
Total Issues In Japanese Yen...............................................        Y        21,000
Exchange Premium (Including Hedge).........................................                (21,737)
                                                                                          --------
Japanese Issues at Canadian Dollar Equivalent**............................        C      $    263
                                                                                          --------

BCSFR-4......................   March 26, 2008       2002        2.125                         400    (1)(7)
                                                                                          --------
Total Issues in Swiss Francs...............................................       SF           400
Exchange Premium (Including Hedge).........................................                     18
                                                                                          --------
Swiss Franc Issues at Canadian Dollar Equivalent **........................        C      $    418
                                                                                          --------

BCEFF-1......................   January 30, 2007     1996        6.25           EURO           229    (1)(7)(17)
BCEFF-2......................   July 15, 2009        1997        5.875                         305    (1)(7)(17)
BCEDM-1......................   July 21, 2010        1998        5.125                         383    (1)(7)(17)
                                                                                          --------
Total Issues in Euro***....................................................     EURO           917
Exchange Premium (Including Hedge).........................................                    664
                                                                                          --------
Euro Issues at Canadian Dollar Equivalent **...............................        C      $  1,581
                                                                                          --------

Gross Direct Debt Issued by the Province
  (In Canadian Dollar Equivalents).........................................        C      $ 38,933
                                                                                          ========

-------------

  * Payable and expressed in U.S. dollars. Debt payable in US $2,373 million has been hedged to Cdn $3,642 million. Debt payable in U.S.$800 million has been hedged to JPY97,103.8 million. This balance was translated at the exchange rate prevailing at year-end.

 ** Foreign currency debt other than U.S. has been fully hedged to Canadian dollars.

*** On January 1, 2002, French Franc was converted into Euro at 1 Euro =
    6.55957 FRF and Deutschemark was converted into Euro at 1 Euro = 1.95583
    DEM.

                  STATEMENT OF DIRECT FUNDED AND UNFUNDED DEBT
                               AT MARCH 31, 2005

                                                                    AMOUNT
                                                                  OUTSTANDING
                                                                MARCH 31, 2005
                                                              -------------------
                                                                 ($ millions)
Gross Direct Debt issued by the Province(1) (in Canadian
  Dollar Equivalents).......................................              38,933
  Less -- Fiscal Agency Borrowings on behalf of:
    Warehouse Borrowing Program.............................    --
                                                               ------
    BC Transportation Financing Authority...................    2,757
    British Columbia Buildings Corporation..................      405
    British Columbia Housing Management Commission..........        7
    British Columbia Hydro and Power Authority..............    7,698
    British Columbia Institute of Technology................       24
    British Columbia Railway Company........................    --
    British Columbia Transit................................       99
    College of New Caledonia................................        3
    College of the Rockies..................................        3
    Douglas College.........................................        1
    Home Owner Protection Office............................       28
    Improvement Districts...................................        8
    Land and Water British Columbia Inc.....................        8
    Malaspina University College............................        1
    Okanagan University College.............................       11
    Partnerships British Columbia...........................    --
    Selkirk College.........................................        2
    Simon Fraser University.................................       17
    University College of the Cariboo.......................        3
    University of British Columbia..........................       62
    University of Northern British Columbia.................       15
    University of Victoria..................................       10
                                                               ------
                                                               11,162     11,162
                                                                          ------
    Gross Direct Debt.......................................              27,771
    Add -- Unrealized Foreign Exchange Gains................       95
    Less -- Unamortized Discount............................      140
         -- Government Sinking Funds(1).....................    2,915
         -- Bonds held in the Consolidated Revenue Fund.....        8      2,968
                                                               ------     ------
  Total Net Direct Debt.....................................              24,803
                                                                          ======

    Gross Fiscal Agency Reloaned Debt.......................              11,162
    Less -- Gross Fiscal Agency Debt........................              11,162
    Gross Fiscal Agency Debt for Warehouse Borrowing Program
     Purposes...............................................               --
    Less -- Unamortized Discount/(Premium)..................    --         --
                                                               ------     ------
  Total Net Fiscal Agency Debt for Warehouse Borrowing
    Program Purposes........................................               --
                                                                          ======

    Gross Fiscal Agency Debt................................              11,162
    Add -- Unamortized Premium..............................       23
         -- Unrealized Foreign Exchange Gains...............      184
    Less -- Government Sinking Funds........................    1,551      1,344
                                                               ------     ------
  Total Net Fiscal Agency Debt..............................               9,818
                                                                          ======

    Total Net Direct and Fiscal Agency Debt, Warehouse
     Borrowing Program Debt.................................              34,621
    Less -- Warehouse Borrowing Program Investments
     Available to Paydown Warehouse Borrowing
     Program Debt...........................................               --
                                                                          ------
Total Net Direct and Fiscal Agency Debt.....................              34,621
                                                                          ======

---------------

(1) In compliance with generally accepted accounting principles (GAAP), defeased debt is added to Direct debt and the related defeased trust funds are added to sinking fund investments.

                              NET GUARANTEED DEBT
                               AT MARCH 31, 2005

                                               YEAR OF     YEAR OF                    OUTSTANDING(1)
ISSUER & SERIES                               MATURITY      ISSUE     INTEREST RATE   MARCH 31, 2005
---------------                               ---------   ---------   -------------   ---------------
                                                                        (percent)      (millions of
                                                                                       Cdn. dollars)
British Columbia Hydro and Power
  Authority.................................    2024        2004          5.54               10
                                                                                            ---
Municipalities, Improvement Districts and
  Other Local Government Entities...........  2005-2007   1980-1986   10.12-15.75             1
Plus -- Other Guaranteed Debt(2)............                                                133
                                                                                            ---
                                                                                            144
Less -- Provisions for Probable Payout......                                                 16
                                                                                            ---
Total Net Guaranteed Debt...................                                                128
                                                                                            ===

------------

(1) Total net of sinking funds.

(2) Includes outstanding loan guarantees of student assistance loans, loans to agricultural producers and guarantees issued under economic development assistance programs.

                              NON-GUARANTEED DEBT
                              AS AT MARCH 31, 2005

                                                              (MILLIONS OF
                                                              CDN. DOLLARS)
                                                              -------------
Taxpayer-Supported Debt
    Canadian Blood Services.................................           3
    Columbia Basin Trust....................................           7
    Homeowner Protection Office.............................         102
    Provincial Rental Housing...............................         126
    Schools.................................................          17
    Post-Secondary..........................................         374
    Health facilities.......................................         168
    Other(1)................................................           1
                                                                   -----
Total Taxpayer-Supported Non-Guaranteed Debt................         798
                                                                   -----
Self-Supported Debt
  Commercial Crown Corporations and Agencies
    British Columbia Liquor Distribution....................           6
    Columbia River Power Projects(2)........................         257
                                                                   -----
Total Self-Supported Non-Guaranteed Debt....................         263
                                                                   -----
Total Non-Guaranteed Debt...................................       1,061
                                                                   =====

------------

(1) Includes debt of the British Columbia Transit, Land and Water British Columbia Inc., and Oil & Gas Commission.

(2) Joint ventures of Columbia Power Corporation and Columbia Basin Trust.

                        REFERENCES TO STATEMENTS OF DEBT

 1) Interest payable annually.

 2) Interest payable semi-annually.

 3) Interest payable monthly.

 4) Interest payable quarterly.

 5) Interest rate reset semi-annually.

 6) Pursuant to provisions for investment of Canada Pension Plan Funds, this issue is redeemable as a whole or in part on 30 days notice at the option of the Minister of Finance for British Columbia, subject to certain restrictions (CPP issues).

 7) Callable by the issuer if taxation laws requiring additional payments are imposed or levied.

 8) Puttable at the option of the holder on August 17, 2005 on ten business days' notice (BCCMTN-70).

 9) Redeemable on October 15 or April 15 prior to maturity at par upon presentation of the bond.

 10) Coupon will be 5.4% to December 4, 2002 and 7% thereafter to maturity (BCCMTN-64/MTN74).

 11) Including the Province's direct capital leases and the assumption by the Province of debt obligations of David Thompson University Centre.

 12) Coupon is payable in US dollars. (EMTN-16 & EMTN-21).

 13) Callable at par by the Province on October 20, 2005 and every semi-annual coupon date thereafter, on 10 days' notice. If not called, coupon steps up. (BCCD-4)

 14) Callable at par October 31, 2005 and every semi-annual coupon date thereafter, on 10 days' notice. If not called, coupon steps up. (BCCD-5)

 15) Puttable by the investor June 19, 2006 at a price of $98.910 plus one day of accrued interest. (BCCMTN-83)

 16) Redeemable at option of the issuer on January 1, 2007 on 90 days' notice. (PRP-1)

           CONSOLIDATED FUNDED AND UNFUNDED DEBT OF THE PUBLIC SECTOR

    The financial statements of the Province include funded and unfunded debt of public entities within British Columbia which is either guaranteed or reloaned by the Province, and include the funded debt of such entities which is not guaranteed by the Province.

                                       OUTSTANDING    UNAMORTIZED    UNREALIZED FOREIGN    SINKING FUND    OUSTANDING
                                       GROSS(1),(2)     DISCOUNT       EXCHANGE GAINS     INVESTMENTS(2)       NET
                                       ------------   ------------   ------------------   --------------   -----------
                                                                (in Millions of Cdn dollars)
Direct and Guaranteed Funded and
  Unfunded Debt of the Province......    $39,120          $117             $(279)             $4,517         $34,765
    Plus: Non-Guaranteed Debt........      1,073            12           --                   --               1,061
                                         -------          ----             -----              ------         -------
Total Consolidated Funded Debt of the
  Public Sector of British
  Columbia...........................    $40,193          $129             $(279)             $4,517         $35,826
                                         =======          ====             =====              ======         =======

---------------

(1) Balance does not include the Provision for Probable Payout ($16 million).

(2) In compliance with generally accepted accounting principles (GAAP), defeased debt is added to Direct debt and the related defeased trust funds are added to sinking fund investments.

                       CANADIAN FOREIGN EXCHANGE RATE AND
                             INTERNATIONAL RESERVES

    Recent high and low exchange rates for the Canadian dollar in terms of United States cents are as follows for the calendar year ended December 31:

                                                             2000       2001       2002       2003       2004
                                                           --------   --------   --------   --------   --------
High.....................................................   69.84      67.11      66.13      77.38      84.69
Low......................................................   64.28      62.53      61.99      63.50      71.41

    On March 31, 2005, the noon spot rate for the U.S. dollar was 82.67

Source: Bank of Canada

    The total of Canada's official international reserves on December 31, 2000 to 2004 are as follows:

                             DECEMBER 31
  -----------------------------------------------------------------
          2000              2001       2002       2003       2004
  ---------------------   --------   --------   --------   --------
                           (US$ Millions)
         $32,424          $34,248    $37,169    $36,268    $34.467(1)

Source: Bank of Canada

---------------

(1) US$14,427 million, US$48 million in gold, US$3,327 million in the International Monetary Fund Reserve, US$925 million in Special Drawing Rights and US$15,740 million in other foreign currencies.

               RECENT GENERAL ELECTION AND UPCOMING BUDGET UPDATE

    The most recent Provincial general election was held on May 17, 2005. There are 79 seats in the Legislative Assembly, of which 46 are held by the Liberal Party, and 33 seats are held by the New Democratic Party as a result of the election. Prior to the election, the Liberal Party held 72 seats, the New Democratic Party held 3 seats, and 4 seats were held by Independent Liberals.

    The Estimates (containing the government's detailed spending plans) presented to the Legislative Assembly on February 15, 2005 as part of the 2005 Budget were not approved by the Legislative Assembly prior to its dissolution for the election. As a result and in accordance with Provincial law, the government plans to present new Estimates to the Legislative Assembly as part of a Budget Update scheduled for September 14, 2005. After the Budget Update, the new Estimates will be filed as an exhibit to this annual report by way of an amendment on Form 18-K/A.